EXHIBIT 10.1

                                    AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                              INTRAOP MEDICAL, INC.
                                       AND
                           INTRAOP MEDICAL CORPORATION

         This Amendment (the "Amendment") to the Agreement and Plan of Reorganization is made and entered into as of June 29, 2004 by and among Intraop Medical, Inc., a Delaware corporation ("Target") and Intraop Medical Corporation, a Nevada corporation ("Acquiror"). Any capitalized terms not defined herein shall have the same meanings given to them in the Agreement (as defined below).

                                    RECITALS

         Whereas Target and Acquiror have entered into that certain Agreement and Plan of Reorganization as of February 24, 2004 (the "Agreement") with respect to a plan of reorganization, as result of which Target will be merged with and into Acquiror.

         Whereas, pursuant to Section 7.1(b) of the Agreement, the Agreement may be terminated at any time prior to the Effective Time, by written notice by the terminating party to the other party, by either Acquiror or Target if the Merger shall not have been consummated by June 30, 2004.

         Whereas, it has become apparent to the parties that the merger is unlikely to be consummated by June 30, 2004.

         Whereas, Target and Acquiror desire to amend the Agreement as provided herein.

         Now, therefore, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

                                    AMENDMENT

1) Section 7.1 is amended by deleting the following from the second and third lines of such Section 7.1: "(with respect to Section 8.1(b) through Section 8.1(d), by written notice by the terminating party to the other party)" and replacing such phrase with the following: "(with respect to Section 7.1(b) through Section 7.1(d), by written notice by the terminating party to the other party)."

2) Section 7.1(b) of the Agreement shall be deleted and entirely replaced with the following:

         (b) by either Acquiror or Target if the Merger shall not have been consummated by July 31, 2004, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.


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3) This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4) Except as otherwise modified hereby, the terms of the Agreement shall remain in full force and effect.




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         IN WITNESS WHEREOF, Target and Acquiror have caused this Amendment to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

INTRAOP MEDICAL CORPORATION                           INTRAOP MEDICAL, INC.
(formerly known as DIGITAL PREVIEWS.COM, INC.

By:  /s/ David Shamy                                  By:  /s/ Donald Goer

Name:  David Shamy                                    Name:  Donald Goer

Title:  President                                     Title:  President